UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

MONEYLOGIX GROUP, INC.
(Name of Registrant As Specified In Charter)

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MONEYLOGIX GROUP, INC.
61 Bowan Court, Toronto, Ontario, Canada M2K 3A7

INFORMATION STATEMENT
(Preliminary)

July 16, 2010

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Moneylogix Group, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of our common stock, par value $0.001 per share (the “common Stock”), a Nevada corporation,  to notify such stockholders that we have received written consent of two (2) majority stockholders holding 50,300,000 shares of our common stock and the voting rights equivalent to 56.28% of the outstanding shares of our common stock authorizing the amendment to our Certificate of Incorporation to change our company name from Moneylogix Group, Inc. (“We,” “Moneylogix,” “MLXG” or the “Company”), to Panacea Global, Inc  (“Panacea”) (the “Name Change”).

On July 12, 2010 our board of directors approved the Name Change subject to stockholder approval. The majority stockholders approved the Name Change by written consent in lieu of a special meeting on July 12, 2010 in accordance with the Nevada Corporation Law.

Pursuant to Nevada Corporation Law, and our Certificate of Incorporation and By-Laws, the action to change our corporate name may be taken by the written consent of the majority stockholder in lieu of a special meeting. Accordingly, the Name Change by our board of directors and written consent of our majority stockholder are sufficient under the Nevada Corporation Law, our Certificate of Incorporation, and our by-laws (the “By-Laws”). Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Action.

Pursuant to Rule 14c-2 under the Exchange Act, the Action will not be implemented until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about July 20, 2010.

July 16, 2010

By Order of the Board of Directors of Moneylogix Group, Inc.

By:	/s/ Binnay Sethi
Chief Executive Officer, Director
Binnay Sethi

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors (the “Board”) believes that our stockholders will benefit from our change of corporate name to Panacea Global, Inc.  Effective June 30, 2010, we entered into a share exchange (the “Share Exchange Agreement”) with Panacea and the shareholders of Panacea. As a result of the consummation of the Share Exchange, Panacea became our wholly-owned subsidiary, and we will operate our business through Panacea.

We specialize in providing early detection cancer tests through a licensing agreement with Panacea Pharmaceuticals, Inc. It is our Board’s opinion that the new corporate name Panacea Global, Inc., can effectively reflect our current business operations and will better position us to gain financing in the future in order to grow our business and provide our stockholders with the greatest potential return in their investment.

Our Board approved the change of corporate name on July 12, 2010, and our stockholder holding a majority of our outstanding voting capital stock approved the Name Change on July 12, 2010.

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board to notify them of our Name Change.  In addition, this information statement shall notify our stockholders that the majority stockholders of our outstanding voting stock have approved the Name Change by written consent in lieu of a special meeting.

No Appraisal Rights

Under the Nevada General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Name Change discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Moneylogix Group, Inc. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

 Shareholders Entitled to Vote

As of July 16, 2010, 89,363,586 shares of our common stock were issued and outstanding at the time of the Name Change.  No other class of stock or other shares were outstanding as of that date.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Name Change.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME

On July 12, 2010, our Board and our stockholders owning a majority of our voting securities approved a resolution authorizing us to amend the Certificate of Incorporation to change our corporate name to Panacea Global, Inc.  The Board believes that the name change better reflects the nature of our current and anticipated business operations due to the closing of the share exchange transaction dated June 30, 2010 by and among us and Panacea. Pursuant to the Share Exchange, we will operate our business through Panacea, a company specializing in providing early detection cancer tests through a licensing agreement with Panacea Pharmaceuticals, Inc. This name change will be effective 20 days following the mailing to stockholders of the notice provided by the Definitive Information Statement, or as soon thereafter as practicable.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by us are incorporated herein by reference:

1.	Current Report on Form 8-K dated July 8, 2010; and
2.	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010 and September 30, 2009.

OUTSTANDING VOTING SECURITIES

As of the date of the written consent by the stockholders holding a majority of our voting securities on July 16, 2010, we had 89,363,586 shares of our common stock issued and outstanding, and there were no shares of preferred stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On July 12, 2010 the holders of 50,300,000 shares (or approximately 56.28% of the 89,363,586 shares of common stock then outstanding) executed and delivered to us a written consent approving the Name Change. Pursuant to Nevada Corporation Law, unless otherwise provided in our Certificate of Incorporation, the written consent of a majority of the outstanding stock entitled to vote in lieu of a special meeting shall be sufficient for the approval of the Name Change.  Since the Name Change has been approved by the majority stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on July 16, 2010 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class
Bowen Financial Advisory Group STE 205 A- Saffrey Square, P.O. Box N 9934 Nassau	8,500,000	9.5%
Majid Haditaghi 47 Ardmore Crescent, Richmond Hill, Ontario Canada L4B-3P6	8,200,000	9.1%
Marciafor Holdings, Inc. STE 205 A- Saffrey Square, P.O. Box N 9934 Nassau	8,000,000	8.9%
Moshiri Mahmood(2) 88 Toporowski Ave Richmond Hill, Ontario Canada L4S 2V6	14,800,000	16.7%
Masoud Ataei Nia P.O.Box 117839 Dubai, UAE	7,000,000	7.8%
Panacea Pharmaceuticals Inc., 209 Perry Parkway, STE 13 Gaithersburg, MD 20877-2143	35,500,000	39.7%
Binnay Sethi (2) 61 Bowan Court Toronto, Ontario, Canada M2K 3A7	1,000,000	.01%

All Executive Officers and Directors as a group (2 persons)	15,800,000	17.6%

(1)	Based upon 89,363,586 shares of common stock issued and outstanding as of July 16, 2010
(2)	Mr. Mahmood and Mr. Sethi will serve as our officers and directors as of July 8, 2010

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no right under the Nevada Corporation Law, Certificate of Incorporation consistent with above or By-Laws to dissent from any of the provisions adopted.

EFFECTIVE DATE OF NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, this Name Change shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 16, 2010, or as soon thereafter and is practicable.

By Order of the Board of Directors /s/ Binnay Sethi Binnay Sethi Chief Executive Officer, Director